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                                                                    Exhibit 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the previously filed registration statements of ChiRex Inc. on Forms S-8 (File Nos. 333-02216, 333-02218 and 333-0220 of our reports dated February 9, 1996, on our audits of the financial statements and financial statement schedule of ChiRex Inc. (formerly SepraChem Inc.), which reports are included in this Annual Report on "Selected Historical Financial Data."



                                                        Coopers & Lybrand L.L.P.

Boston, Massachusetts
March 12, 1998